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[COOPERS & LYBRAND LETTERHEAD]



                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Arbor Drugs, Inc. and Subsidiaries on Form S-8 (File Nos. 33-11830, 33-13102, 33-39259, and 33-54141) of our report dated September 30, 1994, on our audits of the consolidated financial statements and financial statement schedules of Arbor Drugs, Inc. and Subsidiaries as of July 31, 1994 and 1993, and for the years ended July 31, 1994, 1993, and 1992, which report is included in this Annual Report on Form 10-K.




/s/ COOPERS & LYBRAND L.L.P.

Detroit, Michigan
October 14, 1994